UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2011

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

Global Partners LP (the “Partnership”) previously filed a Brand Fee Agreement dated as of September 3, 2010, as amended (the “BFA”) between Global Companies LLC (“Global”), a wholly owned subsidiary of the Partnership, with ExxonMobil Oil Corporation (“ExxonMobil”) in connection with Global’s acquisition of certain assets and liabilities related to 190 Mobil-branded retail gas stations located in Massachusetts, New Hampshire and Rhode Island and the right to supply Mobil-branded fuel to such stations and to an additional 31 Mobil-branded stations that are owned and operated by independent dealers in the same states.  Pursuant to the BFA, Global also has the right to provide Mobil-branded fuel to other Mobil distributors (“Sub-jobbers”) located in Massachusetts, New Hampshire, Rhode Island, Maine and Vermont (collectively, the “BFA States”).

Global and ExxonMobil entered into an Assignment of Branded Wholesaler PMPA Franchise Agreements (the “Assignment”) pursuant to which ExxonMobil assigned its existing Branded Wholesaler PMPA Franchise Agreement (the “Franchise Agreement”) with Alliance Energy LLC (“Alliance”), a Sub-jobber, to Global, effective March 1, 2011 (with respect to Alliance’s Mobil-branded retail gas stations in the BFA States other than Maine) and effective June 30, 2011 (with respect to Alliance’s Mobil-branded retail gas stations in Maine).    Alliance is approximately 95% owned by members of the Slifka family, who also own the general partner of the Partnership.

Effective March 1, 2011, Global and Alliance entered into an Amended and Restated Distributor PMPA Franchise Agreement (the “New Franchise Agreement”) amending and restating the Franchise Agreement in its entirety.  Pursuant to the New Franchise Agreement, Alliance will purchase all of its Mobil-branded fuel in the BFA States from Global for a term of seven years.  The price for fuel purchased under the New Franchise Agreement will be Global’s distributor rack price for Mobil-branded fuels as in effect at the time of purchase.  Pursuant to the New Franchise Agreement, Alliance is granted the right to continue using the Mobil name and trade dress (collectively, the “Mobil Flag”) at its existing Mobil-branded stations in the BFA States.  The New Franchise Agreement further requires Alliance to comply with Global’s and ExxonMobil’s quality assurance standards, customer service requirements and brand image requirements related to the use, promotion and protection of the Mobil Flag.

Simultaneously with the New Franchise Agreement, Global and Alliance entered into a Volume Incentive Program Agreement (the “VIP Agreement”).  Pursuant to the VIP Agreement, Alliance will receive a per gallon rebate on all Mobil-branded fuel purchased from Global pursuant to the New Franchise Agreement.  The amount of the rebate varies depending on the average gallons purchased per station and on the total aggregate gallons purchased per year.  The VIP Agreement will remain in effect for the term of the New Franchise Agreement.  Receipt of payments made pursuant to the VIP Agreement is conditioned on Alliance complying with the terms of the New Franchise Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: March 2, 2011		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary